Exhibit 10.27

[Form of] RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (“Agreement”) is entered into on July __, 2016 by and between Atomera Incorporated a Delaware corporation (the “Company”), and _____ (the “Recipient”).

R E C I T A L S

A.           Recipient currently serves as an [officer/director] of the Company.

B.           The Company and Recipient have previously entered into that certain Key Participant Bonus Agreement dated September 23, 2016 (“Bonus Agreement”).

C.           The Company and Recipient wish to terminate the Bonus Agreement effective as of the date hereof and, in consideration of the Recipient’s agreement to terminate the Bonus Agreement, the Company wishes to grant to Recipient ______ shares of the Company’s $.001 par value common stock (“Common Stock”) pursuant to the Company’s 2007 Stock Incentive Plan, on the terms and subject to the conditions set forth below.

A G R E E M E N T

It is hereby agreed as follows:

1.          Grant of Restricted Stock . The Company hereby agrees to grant to Recipient, subject to and effective upon a Trigger Event (as defined below) (the “Date of Grant”), ___________ shares of restricted Common Stock (collectively the "Restricted Stock"). The Restricted Stock shall be subject to the terms, conditions and restrictions set forth in this Agreement. Except as otherwise determined by the board of directors (“Board”) of the Company, this Agreement and the Restricted Stock granted hereby shall be administered on behalf of the Company by a compensation committee (“Committee”) established under Rule 5605(d) of the Nasdaq Listing Rules or, if none, by the majority vote of the independent members of the Board (“Independent Directors”), as independence is defined under Rule 5605(a)(2) of the Nasdaq Listing Rules. Notwithstanding the foregoing, for convenience this Agreement refers to the body administering this Agreement on behalf of the Company as the “Committee”.

2.          Vesting of Restricted Stock.

(a)          The shares of Restricted Stock shall become vested in the following amounts, at the following times and upon the following conditions, provided that the Recipient remains in continuous service of the Company through and on the applicable vesting date, except as otherwise provided in Section 4:

(i)          ________ Shares shall vest on the six month anniversary of the Date of Grant (“Initial Vesting Date”);

(ii)         _______ Shares shall vest on each of the five successive monthly anniversaries of the Initial Vesting Date; and

(iii)        _______ Shares shall vest on the sixth month anniversary of the Initial Vesting Date.

There shall be no proportionate or partial vesting of shares of Restricted Stock in or during the months, days or periods prior to each vesting date, and all vesting of shares of Restricted Stock shall occur only on the applicable vesting date.

(b)          The Restricted Stock also shall become vested at such earlier times, if any, as shall be provided in this Agreement or as shall otherwise be determined by the Committee in its sole and absolute discretion.

(c)          For purposes of this Agreement, the following terms shall have the meanings indicated:

(i)          “Cause” shall have the same meaning given to it in the Bonus Agreement.

(ii)         “Good Reason” shall have the same meaning given to it in the Bonus Agreement.

(iii)        “Non-Vested Shares” means any portion of the Restricted Stock subject to this Agreement that has not become vested pursuant to this Section 2.

(iv)        “Trigger Event” shall have the same meaning given to it in the Bonus Agreement.

(ii)         “Vested Shares” means any portion of the Restricted Stock subject to this Agreement that is and has become vested pursuant to this Section 2.

3.          Delivery of Restricted Stock.

(a)          One or more stock certificates evidencing the Restricted Stock shall be issued in the name of the Recipient but shall be held and retained by the Secretary of the Company until the date (the “Applicable Date”) on which the shares (or a portion thereof) subject to this Restricted Stock award become Vested Shares pursuant to Section 2 hereof, subject to the provisions of Section 4 hereof. All such stock certificates shall bear the following legends, along with such other legends that the Committee shall deem necessary and appropriate or which are otherwise required or indicated pursuant to any applicable stockholders agreement:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO SUBSTANTIAL VESTING AND OTHER RESTRICTIONS AS SET FORTH IN THE RESTRICTED STOCK AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES, AND INCLUDE VESTING CONDITIONS WHICH MAY RESULT IN THE COMPLETE FORFEITURE OF THE SHARES.

(b)          Recipient shall deposit with the Company stock powers or other instruments of transfer or assignment, duly endorsed in blank with signature(s) guaranteed, corresponding to each certificate representing shares of Restricted Stock until such shares become Vested Shares. If Recipient shall fail to provide the Company with any such stock power or other instrument of transfer or assignment, Recipient hereby irrevocably appoints the Secretary of the Company as his attorney-in-fact, with full power of appointment and substitution, to execute and deliver any such power or other instrument which may be necessary to effectuate the transfer of the Restricted Stock (or assignment of distributions thereon) on the books and records of the Company.

(c)          On or after each Applicable Date, upon written request to the Company by Recipient, the Company shall promptly cause a new certificate or certificates to be issued for and with respect to all shares that become Vested Shares on that Applicable Date, which certificate(s) shall be delivered to Recipient as soon as administratively practicable after the date of receipt by the Company of Recipient's written request. The new certificate or certificates shall not bear the legend set forth in Section 3(a) but shall continue to bear those other legends and endorsements that the Company shall deem necessary or appropriate (including those relating to restrictions on transferability and/or obligations and restrictions under the Securities Act of 1933, as amended).

4.          Effect of Termination of Employment or Other Relationship. In the event Recipient’s [directorship/employment] with the Company terminates for any reason other than termination by the Company without Cause or termination by the Recipient for Good Reason, (i) prior to a Trigger Event, then this Agreement and all of Recipient’s rights hereunder shall terminate effective as of the termination of service and (ii) after a Trigger Event, then all Non-Vested Shares then held by Recipient shall be forfeited immediately upon such termination of service and shall revert back to the Company without any payment to Recipient. In the event Recipient’s employment with the Company terminates due to termination by the Company without Cause or termination by the Recipient for Good Reason, (iii) prior to a Trigger Event, then upon a Trigger Event taking place on or before May 31, 2017, all shares of Restricted Stock shall be issued to Recipient upon such Trigger Event as Vested Shares and (iv) after a Trigger Event, all Non-Vested Shares shall remain outstanding and shall become vested. The Committee shall have the power and authority to enforce on behalf of the Company any rights of the Company under this Agreement in the event of Recipient’s forfeiture of Non-Vested Shares pursuant to this Section 4.

5.	Rights with Respect to Restricted Stock.

(a)          Except as otherwise provided in this Agreement, the Recipient shall have, with respect to all of the shares of Restricted Stock, whether Vested Shares or Non-Vested Shares, all of the rights of a holder of shares of Common Stock of the Company, including without limitation (i) the right to vote such Restricted Stock, (ii) the right to receive dividends, if any, as may be declared on the Restricted Stock from time to time, and (iii) the rights available to all holders of shares of Common Stock of the Company upon any merger, consolidation, reorganization, liquidation or dissolution, stock split-up, stock dividend or recapitalization undertaken by the Company; provided, however, that all of such rights shall be subject to the terms, provisions, conditions and restrictions set forth in this Agreement (including without limitation conditions under which all such rights shall be forfeited). Any shares of Common Stock issued to the Recipient as a dividend with respect to shares of Restricted Stock shall have the same status and bear the same legend as the shares of Restricted Stock and shall be held by the Company, if the shares of Restricted Stock that such dividend is attributed to is being so held, unless otherwise determined by the Committee. In addition, notwithstanding any provision to the contrary herein, any cash dividends declared with respect to shares of Restricted Stock subject to this Agreement shall be held in escrow by the Committee until such time as the shares of Restricted Stock that such cash dividends are attributed to shall become Vested Shares, and in the event that such shares of Restricted Stock are subsequently forfeited, the cash dividends attributable to such portion shall be forfeited as well.

(b)          If at any time while this Agreement is in effect (or shares of Restricted Stock granted hereunder shall be or remain unvested and outstanding), there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of such shares of Common Stock, then and in that event, in view of such change, the number of shares of Restricted Stock then subject to this Agreement shall be appropriately adjusted. If any such adjustment shall result in a fractional share, such fraction shall be disregarded.

(c)          Notwithstanding any term or provision of this Agreement to the contrary, the existence of this Agreement, or of any outstanding Restricted Stock awarded hereunder, shall not affect in any manner the right, power or authority of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger, consolidation or similar transaction by or of the Company; (iii) any offer, issue or sale by the Company of any capital stock of the Company, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with the Restricted Stock and/or that would include, have or possess other rights, benefits and/or preferences superior to those that the Restricted Stock includes, has or possesses, or any warrants, options or rights with respect to any of the foregoing; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the stock, assets or business of the Company; or (vi) any other corporate transaction, act or proceeding (whether of a similar character or otherwise).

6.          Non-Transferability of Non-Vested Shares. Non-Vested Shares shall not be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of Recipient to any party (other than the Company), or assigned or transferred by Recipient otherwise than by will or the laws of descent and distribution or to a beneficiary upon the death of Recipient. A beneficiary or other person claiming any rights under this Agreement from or through Recipient shall be subject to all of the terms and conditions of this Agreement, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

7.          Tax Matters; Section 83(b) Election.

(a)          If Recipient properly elects, within thirty (30) days of the Date of Grant, to include in gross income for federal income tax purposes an amount equal to the fair market value (as of the Date of Grant) of the Restricted Stock pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), Recipient shall make arrangements satisfactory to the Company to pay to the Company any federal, state or local income taxes required to be withheld with respect to the Restricted Stock. If Recipient shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Recipient any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock.

(b)          If Recipient does not properly make the election described in Subsection 7(a) above, Recipient shall, no later than the date or dates as of which the restrictions referred to in this Agreement hereof shall lapse, pay to the Company, or make arrangements reasonably satisfactory to the Committee, including Recipient’s sale of the Vested Shares, for payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock (including without limitation the vesting thereof), and the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Recipient, including the transfer of Vested Shares upon the Vesting Date, an amount equal in value to, any federal, state, or local taxes of any kind required by law to be withheld with respect to the Restricted Stock. The Company shall cooperate with the Recipient in connection with the Recipient’s sale of any Vested Shares for purposes of Recipient’s payment of any withholding taxes.

(c)          Tax consequences on Recipient (including without limitation federal, state, local and foreign income tax consequences) with respect to the Restricted Stock (including without limitation the grant, vesting and/or forfeiture thereof) are the sole responsibility of Recipient. Recipient shall consult with his or her own personal accountant(s) and/or tax advisor(s) regarding these matters, the making of a Section 83(b) election, and Recipient’s filing, withholding and payment (or tax liability) obligations.

8.          Miscellaneous.

8.1           No Right to (Continued) Employment or Service. This Agreement and the grant of Restricted Stock hereunder shall not confer, or be construed to confer, upon Recipient any right to employment or service, or continued employment or service, with the Company.

8.2           No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

8.3           No Trust or Fund Created. Neither this Agreement nor the grant of Restricted Stock hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and Recipient or any other person. To the extent that Recipient or any other person acquires a right to receive payments from the Company pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

8.4           Binding Effect. This Agreement shall bind and inure to the benefit of the successors, assigns, transferees, agents, personal representatives, heirs and legatees of the respective parties.

8.5           Further Acts. Each party agrees to perform any further acts and execute and deliver any documents which may be necessary to carry out the provisions of this Agreement.

8.6           Amendment. This Agreement may be amended at any time by the written agreement of the Company and Recipient.

8.7           Syntax. Throughout this Agreement, whenever the context so requires, the singular shall include the plural, and the masculine gender shall include the feminine and neuter genders. The headings and captions of the various Sections hereof are for convenience only and they shall not limit, expand or otherwise affect the construction or interpretation of this Agreement.

8.8           Choice of Law. The parties hereby agree that this Agreement has been executed and delivered in the State of California and shall be construed, enforced and governed by the laws thereof. This Agreement is in all respects intended by each party hereto to be deemed and construed to have been jointly prepared by the parties and the parties hereby expressly agree that any uncertainty or ambiguity existing herein shall not be interpreted against either of them.

8.9           Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

8.10         Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address set forth below prior to 3:30 p.m. (California time) on any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States (“Business Day”), (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address set forth below on a day that is not a Business Day or later than 3:30 p.m. (California time) on any Business Day, (c) the 2nd Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. All notices and demands to Recipient or the Company may be given to them at the following addresses:

If to Recipient:

Email:

If to Company:	Atomera Incorporated
750 University Avenue, Suite 280
Los Gatos, California 95032
Attn:
Email:

Such parties may designate in writing from time to time such other place or places that such notices and demands may be given.

8.11         Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, this Agreement supersedes all prior and contemporaneous agreements and understandings of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth or referred to herein. No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

8.12         Attorneys’ Fees. In the event that any party to this Agreement institutes any action or proceeding, including, but not limited to, litigation or arbitration, to preserve, to protect or to enforce any right or benefit created by or granted under this Agreement, the prevailing party in each respective such action or proceeding shall be entitled, in addition to any and all other relief granted by a court or other tribunal or body, as may be appropriate, to an award in such action or proceeding of that sum of money which represents the attorneys’ fees reasonably incurred by the prevailing party therein in filing or otherwise instituting and in prosecuting or otherwise pursuing or defending such action or proceeding, and, additionally, the attorneys’ fees reasonably incurred by such prevailing party in negotiating any and all matters underlying such action or proceeding and in preparation for instituting or defending such action or proceeding.

8.13         Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

8.14         Termination of Bonus Agreement. The parties hereby agree that the Bonus Agreement and all of Recipient’s rights thereunder are terminated as of the date of this Agreement.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

“Company”

Atomera Incorporated,
a Delaware corporation

By:
Scott A. Bibaud, Chief Executive Officer

“Recipient”